As filed with the Securities and Exchange Commission on August 6, 2008.
Registration No. 333-134214

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BARRIER THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
22-3828030
(I.R.S. Employer Identification Number)
600 College Road East, Suite 3200
Princeton, New Jersey 08540
(609) 945-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mr. Devin G. Buckley
Vice President and Assistant Secretary
c/o Stiefel Laboratories Inc.
255 Alhambra Circle
Coral Gables, Florida 33134
Copies to:
Gregory Astrachan, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
(212) 728-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
DEREGISTRATION OF SECURITIES
     A Registration Statement on Form S-3 (Registration No. 333-134214) was originally filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2006 by the Registrant. The Registration Statement registered the sale of up to $75,000,000 of common stock of the Registrant.
     As a result of the merger on August 6, 2008 of the Company with Bengal Acquisition Inc. (“Bengal”), a wholly owned subsidiary of Stiefel Laboratories, Inc. (“Stiefel”), the separate existence of Bengal Ceased and the Company continued as the survivor of such merger and a wholly owned subsidiary of Stiefel. This registration statement is hereby withdrawn and all securities registered hereunder which remain unsold as of the date hereof are hereby removed from registration.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, State of New Jersey, on August 6, 2008.

BARRIER THERAPEUTICS, INC.
By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chief Executive Officer (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 6, 2008 by the following persons in the capacities indicated.

/s/ Alfred Altomari

Name:	Alfred Altomari
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Dennis P. Reilly

Name:	Dennis P. Reilly
Title:	Chief Financial Officer (Principal Financial Officer
& Principal Accounting Officer)

/s/ Charles W. Stiefel

Name:	Charles W. Stiefel
Title:	Director

/s/ Brent Stiefel

Name:	Brent Stiefel
Title:	Director

/s/ Michael Cornelius

Name:	Michael Cornelius
Title:	Director